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                                    EXHIBIT 3

                          MANAGEMENT COMMITMENT LETTER


                                                             Page 19 of 20 Pages
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                                                                       EXHIBIT 3

                                 July 27, 1999

Imaging Components Corporation
temporary address:
75 Wall Street
New York, New York 10005

Gentlemen:

Reference is made to the Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), dated on or about July 26, 1999, by and among Imaging Components Corporation, a Delaware corporation, (the "Company"), Kofax Image Products, Inc., a Delaware corporation and Imaging Acquisition Corp., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

         1. COMMITMENT. This letter (the "Letter Agreement") will confirm the commitment of each of David S. Silver, Dean A. Hough, Ronald F. Fikert, Richard
M. Murphy, and Kevin Drum (the "Management"):

            (i) to exchange their respective Retained Shares (as set forth on Schedule 2.8) for shares of Parent Class A Common and Parent Class B Common in accordance with Section 2.8 of the Merger Agreement, and

            (ii) to execute and deliver the Stockholders Agreement, the Registration Rights Agreement and the Executive Stock Agreement, substantially (A) in the form of, and (B) on the terms and conditions as set forth on, Exhibit A, Exhibit B, and Exhibit C attached hereto and other terms and conditions reasonably satisfactory to the parties thereto.

         2. CONDITIONS. Management's commitment is subject to the consummation of the Merger.

         3. TERMINATION. This commitment will be effective upon the Company's acceptance of the terms and conditions of this letter and will expire on the first to occur of (a) the Closing (as defined in the Merger Agreement) or (b) the termination of the Merger Agreement.

         4. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (EXCLUDING THE PROVISIONS OF SUCH LAWS REGARDING CONFLICTS OF LAW).

         5. ASSIGNMENT. Neither this Letter Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without our prior written consent.

         6. COMPLETE AGREEMENT. This Letter Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         7. NO THIRD PARTY BENEFICIARY. Nothing in this Letter Agreement is intended, nor shall anything herein contained be construed, to confer any rights, legal or equitable, in any person other than the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.
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         8. HEADINGS. The headings contained in this Letter Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Letter Agreement.

                                                Very truly yours,


                                                /s/ DAVID S. SILVER
                                                --------------------------------
                                                    DAVID S. SILVER


                                                /s/ DEAN A. HOUGH
                                                --------------------------------
                                                    DEAN A. HOUGH


                                                /s/ RONALD J. FIKERT
                                                --------------------------------
                                                    RONALD J. FIKERT


                                                /s/ RICHARD M. MURPHY
                                                --------------------------------
                                                    RICHARD M. MURPHY


                                                /s/ KEVIN DRUM
                                                --------------------------------
                                                    KEVIN DRUM

Accepted as of the date
first above written:

IMAGING COMPONENTS CORPORATION

By
   ----------------------------
   Name:
   Title:


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